UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2013

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the Board of Directors of Lionbridge approved changes to its Independent Directors' Compensation Policy to provide for the payment of compensation to members of any committee of the Board of Directors. The Independent Directors' Compensation Policy as amended and restated is attached to this filing as Exhibit 10.1 and the description thereof is qualified it its entirety by such Exhibit, which is incorporated by reference herein.

Item 8.01 Other Events.

On June 28, 2013, the Board of Directors of Lionbridge approved changes to the Charter of its Nominating and Compensation Committee to address the independence of advisors to such Committee. The Charter as amended and restated is attached to this filing as Exhibit 99.1 and the description thereof is qualified it its entirety by such Exhibit, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

July 3, 2013	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Independent Directors' Compensation Policy
99.1	Nominating and Compensation Committee Charter (amended and restated)